Exhibit 10.1

AMENDMENT TO
 EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment, dated as of September 20, 2018 (the "Amendment"), is an amendment to the Executive Employment Agreement (the "Agreement") dated as of January 27, 2018, by and between Riot Blockchain, Inc., a Nevada corporation (the "Company") having its principal office at 202 6th Street, Suite 401, Castle Rock, CO 80104 and Christopher Ensey, an individual ("Executive").
BACKGROUND
Executive is employed by the Company.  The Board of Directors of the Company recently took action to appoint Executive to the position of Interim Chief Executive Officer effective as of September 8, 2018, and authorized amendment to the Agreement.  The Company and the Executive desire to amend the Agreement to reflect such title change and to be effective as of September 17, 2018, a revision to Executive's compensation.  All capitalized terms used but defined in this Amendment shall have the meanings set forth in the Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, intending to be legally bound hereby, the parties hereto agree as follows:
1. Employment and Duties.  The first paragraph of Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:
"The Company agrees to employ, and the Executive agrees to serve as the Company's Interim Chief Executive Officer and Chief Operating Officer, with responsibilities and authorities as are customarily performed by such position, including, but not limited to those duties as may from time to time be assigned to Executive by the Board of Directors of the Company.  Executive's responsibilities and authorities for operating policies and procedures are subject to the general direction and control of the Board of Directors."
2. Base Salary.  Section 4, Base Salary shall be revised to $306,000 effective as of September 17, 2018.
3. Agreement in Full Force and Effect.  Except as amended by this Amendment, the terms and provisions of the Agreement are and shall remain in full force and effect.
IN WITNESS HEREOF, the Executive and the Company have caused this Amendment to be executed as of the date first written above

[Signature Page Follows]

RIOT BLOCKCHAIN, INC.		EXECUTIVE
By:	/s/ Remo Mancini	/s/ Christopher Ensey
	Remo Mancini	Christopher Ensey
Chairman of the Board of Directors